                                                                   EXHIBIT 10.21


                               OPERATING AGREEMENT

                                       OF

                                 DIGISPHERE, LLC






---------
* Confidential treatment has been requested with respect to portions of this document. Omitted portions have been filed separately with the Securities and Exchange Commission.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
Explanatory Statement......................................................................  1

Article I.     Defined Terms................................................................ 1

Article II.    Formation and Name; Office; Purpose; Term...................................  5
               2.1  Organization...........................................................  5
               2.2  Name of the Company....................................................  5
               2.3  Purpose................................................................  5
               2.4  Term...................................................................  5
               2.5  Resident Agent/Name and Address........................................  5
               2.6  Principal Place of Business............................................  5
               2.7  Members................................................................  5

Article III.   Members; Capital; Capital Accounts..........................................  5
               3.1  Initial Contributions..................................................  5
               3.2  No Additional Contributions............................................  5
               3.3  No Personal Liability..................................................  6
               3.4  No Interest on Contributions...........................................  6
               3.5  Return of Contributions................................................  6
               3.6  Form of Return of Capital..............................................  6
               3.7  Capital Accounts.......................................................  6

Article IV.    Profit, Loss, and Distributions.............................................  6
               4.1  Cash Flow..............................................................  6
               4.2  Allocation of Profit or Loss...........................................  6
               4.3  Regulatory Allocations.................................................  6
               4.4  Liquidation and Dissolution............................................  8
               4.5  General................................................................  8

Article V.     Management; Rights, Powers, Duties and Permitted Expenses...................  8
               5.1  Meetings of and Voting by Members......................................  8
               5.2  Board of Directors...................................................... 9
               5.3  Action by Unanimous Written Consent.....................................10
               5.4  Duties of Parties.......................................................10
               5.5  Indemnification of Members..............................................11
               5.6  Limitations on Liability................................................12
               5.7  Day to Day Management...................................................12
               5.8  Certain Duties..........................................................13
               5.9  Certain Company Actions.................................................14
               5.10 Permitted Expenses......................................................15


Article VI.    Responsibilities of Members..................................................15
               6.1  Contracting Procedures and Services.....................................15
               6.2  Certain Agreements of the Members.......................................15
               6.3  Confidentiality.........................................................16

Article VII.   Transfer of Interests........................................................17
               7.1  Transfers...............................................................17

Article VIII.  Dissolution, Liquidation, and Termination of the Company.....................17
               8.1  Events of Dissolution...................................................17
               8.2  Noticing Procedure for Failure to Meet Performance Goals................19
               8.3  Withdrawal..............................................................19
               8.4  Procedure for Winding Up and Distribution...............................19
               8.5  Filing of Certificate of Cancellation...................................19

Article IX.    Books, Records, Accounting, and Tax Elections................................20
               9.1  Bank Accounts...........................................................20
               9.2  Maintenance of Books and Records........................................20
               9.3  Right to Inspect Books and Records; Receive Information.................21
               9.4  Annual Accounting Period................................................21
               9.5  Tax Matters Partner.....................................................21
               9.6  Accountants.............................................................21
               9.7  Accounting Method.......................................................21

Article X.     General Provisions...........................................................22
               10.1  Assurances.............................................................22
               10.2  Notifications..........................................................22
               10.3  Complete Agreement.....................................................22
               10.4  Applicable Law.........................................................22
               10.5  Section Titles.........................................................23
               10.6  Binding Provisions.....................................................23
               10.7  Jurisdiction and Venue.................................................23
               10.8  Terms..................................................................23
               10.9  Separability of Provisions.............................................23
               10.10 Counterparts...........................................................23
               10.11 Estoppel Certificate...................................................23
               10.12 Publicity and Reports..................................................23
               10.13 Creditors .............................................................24
               10.14 Expenses ..............................................................24

                               OPERATING AGREEMENT
                                       OF
                                DIGISPHERE, LLC.

        This Operating Agreement (this "Agreement") is entered into as of August 1, 1997, by and between Medical Science Systems, Inc., a Texas corporation ("MSS"), Digisphere Inc., a subsidiary of Nelson Communications Inc., a Delaware corporation, and Nelson Communications Inc., a Delaware corporation ("NCI").

                              EXPLANATORY STATEMENT

        MSS is a biotechnology company developing genetic prognostic tests, risk assessment tools, treatment services and therapeutic products;

        MSS is commercializing its genetic prognostics tests worldwide in all market segments including doctors, patients, consumers, payers, industry and institutions;

        MSS has developed a risk assessment software tool known as the Disease Progression Explorer that can be used to educate doctors and patients about disease progression;

        MSS will be offering the Disease Progression Explorer and treatment planning services in support of its genetic prognostic commercialization efforts;

        MSS desires that the Disease Progression Explorer be marketed and distributed independent of MSS efforts;

        NCI is a company specializing in medical advertising, education, graphics, public relations and direct to consumer marketing;

        NCI offers these services to businesses and institutions who are developing and/or selling medical products or services to doctors and patients, or who are educating doctors, patients, consumers and/or students, about a disease; and

        The parties desire to operate a business through a limited liability company known as Digisphere, LLC, a Delaware limited liability company, and to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

        The following capitalized terms shall have the respective meanings specified in this Article I. Capitalized terms not defined in this Agreement shall have the meaning specified in the Act.

        "Act" means the Delaware Limited Liability Company Act, Delaware Code, Title 6, SectionSection 18-101 et seq. as amended from time to time.

        "Affiliate" means (a) a Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) a Person owning or controlling more than 10 percent or more of the outstanding voting securities or beneficial interests of another Person; and/or (c) an officer, director, partner, or member of the immediate family of an officer, director, or partner of another Person.

        "Agreement" means this Operating Agreement, as amended from time to time, including each exhibit hereto.

        "Capital Account" means the account to be maintained by the Company for each Member in accordance with the following provisions:

              (i) a Member's Capital Account shall be credited with the amount of money and the fair market value of any property contributed to the Company (net of liabilities secured by such property that the Company either assumes or to which such property is subject), the amount of any Company unsecured liabilities assumed by the Member, and the Member's distributive share of Profit and any item in the nature of income or gain specially allocated to the Member pursuant to the provisions of
        Section 4.3 (other than Section 4.3.2); and

              (ii) a Member's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member (net of liabilities secured by such distributed property that the Member either assumes or to which such property is subject), the amount of any unsecured liabilities of the Member assumed by the Company, and the Member's distributive share of Loss and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Section 4.3 (other than Section 4.3.2).

        If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.3.2, the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with Code
Section 704(b) and the Regulations thereunder, and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with the Regulations.

        "Cash Flow" means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Members.

        "Client(s)" means businesses and institutions who are developing and/or selling medical products or services to doctors and patients, or who are educating doctors, patients, consumers and/or students about a disease. This includes pharmaceutical companies, academic institutions, foundations, biotech or biomedical companies, device and diagnostic companies.

        "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding revenue law.

        "Company" means Digisphere, LLC, the limited liability company formed in accordance with this Agreement.

        "Contribution" means any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in this title, which a Member contributes to the capital of the Company in that Member's capacity as a Member pursuant to an agreement between the Members, including an agreement as to value.

        "Interest" means a Person's right to share in the Cash Flow, income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company.

        "Disease Progression Explorer" means the technology described and licensed to Company under the license agreement attached as Exhibit "A" (the "License Agreement).

        "Member" means any Person who executes a counterpart of this Agreement as a Member and any Person who subsequently is admitted as a Member of the Company.

        "Member Loan Nonrecourse Deductions" means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member.

        "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Regulations under Section 704(b) of the Code.

        "Nonrecourse Deductions" means net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulation Section 1.704-2(c).

        "Nonrecourse Liability" has the meaning set forth in Regulation Section 1.704-2(b)(3).

        "Percentage" means, as to a Member, the percentage set forth after the Member's name on Exhibit B, as amended from time to time.

        "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

        "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with Section 703(a) of the Code, with the following adjustments:

              (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in computing taxable income or loss;

              (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

              (iii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as such pursuant to Regulation
        Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

              (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the book value as adjusted under Regulation Section 1.704-1(b) ("adjusted book value") of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

              (v) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

              (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

        "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code by the U.S. Treasury Department.

        "Secretary of State" means the Secretary of State of the State of Delaware.

        "Targeted Marketing Information Service" means the Company providing some or all of the following services to Clients: medical education advertising, product samples, medical literature, newsletters or other product support; an "Answer Line"; Behavior Modification; or other services meant to support the sale, use or compliance with a Client's product or service.

        "Transfer" means, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, to sell, hypothecate, pledge, assign, or otherwise transfer. Transfer does not include a transfer by operation of law in connection with the merger or consolidation of a Member or the sale or other transfer of all or substantially all of the assets of a Member.

                                   ARTICLE II
                    FORMATION AND NAME; OFFICE; PURPOSE; TERM

        2.1 Organization. The parties hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement. The Company shall cause a Certificate of Formation to be prepared, executed, and filed with the Secretary of State. The Company shall further cause such other documents to be filed as shall be necessary to comply with applicable law and to qualify the Company to do business in each jurisdiction in which such qualification is required.

        2.2 Name of the Company. The name of the Company is Digisphere, LLC.

        2.3 Purpose. The purpose of the Company is to promote, distribute and provide worldwide to potential Clients: 1.) the Disease Progression Explorer as a medical education tool for doctors and patients; and 2.) a Targeted Marketing Information Service reaching patients diagnosed as susceptible to disease from MSS prognostic tests. The Company shall not engage in any other business unless approved by the Members.

        2.4 Term. The Company shall continue in existence until August 31, 2000, unless sooner dissolved as provided by this Agreement or the Act.

        2.5 Resident Agent/Name and Address. The name of the Company's resident agent in the state of Delaware is Incorporating Services, Ltd., and the address of the Company's resident agent in the state of Delaware is 15 East North Street, Dover, Delaware 19901.

        2.6 Principal Place of Business. The Company's principal place of business shall be located at 214 Carnegie Center, Princeton, NJ 08540, or at any other place within the state of New Jersey upon which the Members agree.

        2.7 Members. The name, present mailing address, taxpayer identification number, and Percentage of each Member are set forth on Exhibit "B".


                                   ARTICLE III
                       MEMBERS; CAPITAL; CAPITAL ACCOUNTS

        3.1. Initial Contributions. Upon the execution of this Agreement, the Members shall make the following contributions to the Company:

              3.1.1 NCI will contribute [ * ] as its initial contribution.

              3.1.2 MSS will contribute [ * ] as its initial contribution.

        3.2 No Additional Contributions. The intent of the Members is to hold capital contributions to a minimum, relying on up front Client payments to generate the majority or all necessary working capital. No Member shall be required to contribute any additional capital to the

Company, unless agreed upon in writing by all Members of the Company, and then, such additional capital contributions, if any, shall be made by the Members in proportion to their Percentages.

        3.3 No Personal Liability. No Member shall have personal liability for any obligation of the Company except as expressly provided by law.

        3.4 No Interest on Contributions. Members shall not be paid interest with respect to Contributions unless otherwise agreed in writing by the Members.

        3.5 Return of Contributions. Except as otherwise provided in this Agreement, Members shall not have the right to receive the return of any Contribution or withdraw capital from the Company, except upon the dissolution of the Company.

        3.6 Form of Return of Capital. If a Member is entitled to receive the return of a Contribution, upon unanimous approval of the Members the Company may distribute, in lieu of money, property having a value equal to the amount of money distributable to such Person.

        3.7 Capital Accounts. A separate Capital Account shall be maintained for each Member.


                                   ARTICLE IV
                         PROFIT, LOSS, AND DISTRIBUTIONS

        4.1 Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to the Members in such amounts and at such times as the Members shall agree upon, except as otherwise required by this section. All such distributions shall be made to the Members at the same time or times in proportion to their Percentage. For each taxable year of the Company, to the extent that sufficient Cash Flow is available, a distribution sufficient to satisfy the tax consequence to each Members resulting from its Interest in the Company shall be distributed no later than seventy-five (75) days after the end of the taxable year.

        4.2 Allocation of Profit or Loss. After giving effect to the special allocations set forth in Section 4.3, for any taxable year of the Company, Profit and Loss shall be allocated to the Members in proportion to their Percentages. If Losses are reallocated under Section 4.3.1., subsequent allocations of Profit and Loss shall be made so that, to the extent possible, the net amount allocated pursuant to this Section 4.2 equals the net amount that would have been allocated to each Member if no reallocation had occurred under
Section 4.3.1.

        4.3   Regulatory Allocations.

              4.3.1 Minimum Gain Chargebacks and Qualified Income Offset. No Member shall be allocated Losses or deductions if the allocation causes the Member to have an Adjusted Capital Account Deficit; instead, such items shall be allocated to the other Members. In order to comply with the "minimum gain chargeback" requirements of the Regulations, and not withstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member's share of Minimum Gain and/or Member nonrecourse debt Minimum Gain as provided in Regulation Section 1.704-2(i)(2) (determined by substituting "Member" for "partner") during a Company taxable year, such Member shall be allocated items of income and gain for that year (and if necessary, other years) before any other allocation is made. It is the intent of the parties hereto that any allocation pursuant to this Paragraph 4.3.1 shall constitute a "minimum gain chargeback" and a "qualified income offset" under the Regulations and the Company may conform the provisions of this Paragraph 4.3.1 to the requirements for a minimum gain chargeback and a qualified income offset.

              4.3.2 Contributed Property and Book-Ups. In accordance with the Code and the Regulations, income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of Contribution (or deemed Contribution). The Company will use the method for allocating such items as the Members may agree.

              4.3.3. Nonrecourse Deductions. Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Members in proportion to their Percentages.

              4.3.4 Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse Deductions for any taxable year or other period shall be specially allocated to the Member who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deductions are attributable in accordance with Regulation 1.704-2(i).

              4.3.5 Unrealized Receivables. If a Member's share of Profits or capital is reduced (provided the reduction does not result in a complete termination of the Member's Interest), the Member's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of Section 751 of the Code) shall not be reduced, so that, notwithstanding any other provision of this Agreement to the contrary, that portion of the Profit otherwise allocable upon a liquidation or dissolution of the Company pursuant to Section 4.4 hereof which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Member, be specially allocated among the Members in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture.

              4.3.6 Withholding. All amounts required to be withheld pursuant to
Section 1446 of the Code or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement.

              4.3.7 Intent of Allocations. The tax allocation provisions of this Agreement are intended to produce final Capital Account balances of the Members that will permit liquidating distributions that are made in accordance with such final Capital Account balances under Section 4.4.1 to be equal to the distributions that would occur if such distributions were made to the Members in proportion to their Percentages.


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

        4.4   Liquidation and Dissolution.

              4.4.1 Upon liquidation of the Company, the assets of the Company shall be distributed to the Members in accordance with their positive balances in their respective Capital Accounts, after giving effect to all Contributions, distributions, and allocations for all periods.

              4.4.2 No Member shall be obligated to restore a Negative Capital Account.

              4.4.3 Any remaining assets of the Company after giving effect to
Section 4.4.1 shall be distributed to the Members in proportion to their Percentages.

        4.5   General.

              4.5.1 Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Members.

              4.5.2 If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in
Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to
Section 4.4.

              4.5.3 All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss or proceeds attributable to a sale, disposition or financing of assets of the Company.


                                    ARTICLE V
            MANAGEMENT: RIGHTS, POWERS, DUTIES AND PERMITTED EXPENSES

        5.1   Meetings of and Voting by Members.

              5.1.1 A meeting of the Members may be called at any time by any Member. Meetings of Members may be held at the Company's principal place of business or at any other place designated by the Person or Persons calling the meeting provided the Members mutually consent. Not less than ten (10) nor more than sixty (60) days before each meeting, the Person or

Persons calling the meeting shall give written notice of the meeting to each Member entitled to Vote at the meeting. The notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice may waive notice, either before or after the meeting, by executing a waiver of such notice, or by appearing at and participating, in person or by proxy, in the meeting. At a meeting of the Members, the presence in person or by proxy of Members holding Percentages which aggregate one-hundred percent (100%) constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney in fact.

              5.1.2 Except as otherwise provided in this Agreement, the unanimous affirmative Vote of all Members present at the meeting in person and by proxy shall be required to approve any matter coming before the Members.

              5.1.3 Unless approved by the Members, no Member shall be entitled to compensation for services performed for the Company. However, upon substantiation of the amount and purpose thereof, the Members shall be entitled to reimbursement for expenses reasonably incurred, and advances of funds to be expended, in furtherance of the business of the Company, as described in Section 5.9.

        5.2   Board of Directors.

              5.2.1 To facilitate the meeting and voting process, the Company shall establish a Board of Directors (the "Board") and the Members shall each designate one authorized agent to sit on the Board (individually, the "Director" and collectively, the "Directors"). The Director shall be authorized to appear at member meetings and vote on behalf of the Member as an authorized agent of the Member. The Board shall oversee the operations of the Company. The Board shall meet regularly, at times and places agreed upon by the Directors, to discuss and guide the course of the Company's activities.

              5.2.2 Each Member shall have the right to designate and remove, with or without cause, its Director.

              5.2.3 The Members have designated the following individuals to serve as the initial Directors as of the date of the commencement of the term of the Company: Mr. Paul J. White (designated by MSS) and Mr. Thomas A. Moore (designated by NCI).

              5.2.4 Unless approved by the Members, no Director shall be entitled to compensation for services performed for the Company. However, upon substantiation of the amount and purpose thereof, the Director shall be entitled to reimbursement for expenses reasonably incurred, and advances of funds to be expended, in furtherance of the business of the Company, as described in Section 5.9.

              5.2.5 Except as otherwise provided in this Agreement, the unanimous affirmative vote of all Directors present at the meeting in person and by proxy shall be required to approve any matter coming before the Directors.

        5.3 Action by Unanimous Written Consent. In lieu of holding a meeting, the Members and/or the Directors may take action by unanimous written consents specifying the action to be taken, which consents must be executed and delivered to the Company by all the Members.

        5.4   Duties of Parties.

              5.4.1 It is acknowledged that the Members and their respective Affiliates are, among other things, in the business of providing services that are similar to and may be competitive with the business of the Company. The Members agree that, during the term of the Company and thereafter, each Member and its Affiliates may continue to engage in such business activities and solicit and deal with Clients and prospective Clients of the Company and in other business activities and ventures of every nature, independently or with others, and neither the Company nor the other Members shall have any right or interest in such activities and ventures or in the resulting income or profits.

              5.4.2 (a) Notwithstanding anything to the contrary in this Agreement or any exhibit attached hereto, during the term of the Company, NCI agrees that it will not, directly or indirectly engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, contractor or otherwise) that engages in any activity in any county or counties in any area throughout the world, which is the same as, similar to, or competitive in any manner with the software licensed to Company by MSS in any such area as of the effective date of this Agreement, for so long as the Company or any of its successors shall engage in any of such activities in any such area. The intent of this section is not to limit NCI's ability to provide medical education programs consistent with its normal course of business, but to restrict them from selling competitive software. Notwithstanding the foregoing, any competitive Targeted Marketing Information Service contemplated by NCI with respect to disease areas with which MSS is apparently not involved shall be reviewed with MSS and may be canceled at their request if a similar product is under development by MSS for marketing by the Company within two years of the request. Notwithstanding anything to the contrary hereinabove, nothing contained herein shall prevent NCI and its Affiliates from owning less than five percent (5%) of the capital stock of a corporation the common stock of which is publicly traded on a national securities exchange or through NASDAQ.

                      (b) The parties intend that the covenant contained in subparagraph 5.4.2(a) shall be construed as a series of separate covenants, one for each area (whether a country, state, county or other political subdivision) referred to in this section. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subparagraph 5.4.2(a). If in any judicial proceeding a court shall refuse to enforce any of the separate covenants deemed included in subparagraph 5.4.2(a), then such unenforceable covenant shall be deemed eliminated from this Agreement to the extent necessary to permit the remaining separate covenants to be enforced.

              5.4.3 Except as otherwise expressly provided in Article VI, Members have the right to maintain, expand, or diversify their own other investment interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

        5.5   Indemnification of Members.

              5.5.1 A Member shall not be liable, responsible, or accountable, in damages or otherwise, to any other Member or to the Company for any act performed by the Member with respect to Company matters, and within the standard of care specified in Section 5.4.3(b).

              5.5.2 The Company shall indemnify each Member for any act performed by the Member with respect to Company matters, unless such act constitutes grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

              5.5.3 MSS represents and warrants to Company that (a) to the best of its knowledge, it is the sole owner of title to the Disease Progression Explorer and all related patents, trademarks, copyrights and proprietary rights therein, including, but not limited to, computer software and (b) as of the effective date of this Agreement, MSS has not received any communications or claims alleging that the Disease Progression Explorer violates the rights of any person or entity. Subject to the limitations of liability set forth in Section
5.6 below, MSS agrees to indemnify and hold Company harmless from and against any and all loss, liability, damage and expense (including, but not limited to, reasonable attorneys' fees and expenses incurred by Company in establishing liability under, or the enforcing of, this indemnity) arising out of or resulting from a breach or alleged breach of the foregoing representation and warranty.

              5.5.4 Subject to the limitations of liability set forth in Section
5.6 below, MSS agrees to indemnify and hold the Company harmless from and against any and all loss, liability, damage and expense (including, but not limited to, reasonable attorneys' fees and expenses incurred by the Company in establishing liability under, or the enforcing of, this indemnity) arising out of or resulting from a claim that the Disease Progression Explorer or any version thereof as supplied by MSS infringes a patent, copyright, trade secret or other intellectual property right of a third party, provided that the Company gives MSS prompt written notice of any such claim and allows MSS to direct the defense and settlement of the claim. Notwithstanding the foregoing, MSS will have no liability for any infringement claim of any kind: (i) to the extent it is based on modification of the Disease Progression Explorer or any version thereof by a party other than MSS, with or without authorization, or combination of the same with hardware or software not supplied by MSS, if the claim would have been avoided by the use of the Disease Progression Explorer or the version thereof apart from such combination or would have been avoided if the same had not been modified or had been combined with other hardware or software; (ii) to the extent it results from failure of the Company to use updated or modified software or hardware provided by MSS for avoiding infringement; or (iii) to the extent it results from compliance by MSS with designs, plans or specifications furnished by or on behalf of a client of the Company. THE PROVISIONS OF THIS
SECTION 5.5.4 SET FORTH THE ENTIRE LIABILITY OF MSS AND THE SOLE REMEDIES OF THE COMPANY WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL

PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND OF ANY THIRD
PARTY.

              5.5.5 Except as provided elsewhere in this Agreement, the Company shall indemnify and hold each Member harmless from and against any and all loss, liability, damage and expense (including, but not limited to, reasonable attorneys' fees and expenses incurred by such Member in establishing liability under, or the enforcing of, this indemnity) arising out of or resulting from any acts or omissions of the Company in connection with its activities under this Agreement or with the marketing, promotion, sale, licensing or other distribution of the Disease Progression Explorer or any version thereof, or of the Targeted Marketing Information Service.

        5.6   Limitations of Liability

              5.6.1 Disclaimer of Certain Types of Liability. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, IN NO EVENT SHALL MSS BE LIABLE TO NCI OR THE COMPANY OR ANY OTHER PARTY, WHETHER ARISING UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTY, INDEMNITY OR OTHERWISE, FOR LOSS OF ANTICIPATED PROFITS, COST OF MONEY, LOSS OF USE OF CAPITAL OR REVENUE, OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGES OF ANY KIND, EVEN IF MSS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

              5.6.2   Limitations on Amount of Liability.

                      (a) WITH RESPECT TO LIABILITY ARISING OUT OF A PARTICULAR CLIENT VERSION OF THE DISEASE PROGRESSION EXPLORER SUPPLIED BY MSS, IN NO EVENT SHALL MSS' TOTAL CUMULATIVE LIABILITY TO NCI, THE COMPANY AND ANY OTHER PARTY FOR SUCH CLIENT VERSION UNDER THIS AGREEMENT AND UNDER THE LICENSE AGREEMENT EXCEED THE SUM OF THE TOTAL DEVELOPMENT COSTS REIMBURSED TO MSS FOR SUCH CLIENT VERSION UNDER THE LICENSE AGREEMENT PLUS ANY PROFITS DISTRIBUTED TO MSS BY THE COMPANY ARISING OUT OF THE CLIENT CONTRACT PURSUANT TO WHICH SUCH CLIENT VERSION WAS DEVELOPED.

                      (b) IN NO EVENT SHALL MSS' TOTAL CUMULATIVE LIABILITY TO THE COMPANY AND ANY OTHER PARTY UNDER THIS AGREEMENT AND UNDER THE LICENSE AGREEMENT, FROM ALL CAUSES OF ACTION OF ANY KIND, WHETHER ARISING UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTY, INDEMNITY OR OTHERWISE, EXCEED THE SUM OF THE TOTAL PROFITS DISTRIBUTED TO MSS BY THE COMPANY.

        5.7      Day-to-Day Management

              5.7.1 The day-to-day operations of the Company shall be managed by one manager (the "Manager"). Except as specifically provided otherwise in this Agreement, the Manager shall have the right to act for and bind the Company in the ordinary course of its business. Subject to Section 5.9, the signature of the Manager shall be sufficient to bind the Company for any transaction conducted or occurring in the ordinary course of the Company's business. The Manager shall keep the Directors advised of the ongoing activities and developments of the Company and shall provide the Member with copies of all contracts and commitments entered into by the Company. The Directors hereby appoint Glenn Griffith as the initial Manager.

              5.7.2 The Manager may be replaced or removed at any time (with or without cause) by written agreement of the Members. The Members may also appoint, and replace and remove (with or without cause), such other officers and employees of the Company as the Members shall agree to in writing. Officers shall have such authority and responsibilities as shall be assigned to them by the Members. The Manager and the other officers and employees of the Company may receive such compensation from the Company as the Members shall determine.

        5.8 Certain Duties. The Manager shall be responsible for performing, or causing to be performed, the following duties:

              5.8.1 at least annually, or at such other times as the Members shall determine, the Manager shall prepare budgets of the Company for review by and the written approval of the Directors;

              5.8.2 the Manager shall cause to be paid, on behalf of the Company and solely from its funds, all payments required to be made by the Company in connection with the business and operations of the Company;

              5.8.3 at the reasonable expense of the Company, the Manager shall cause to be prepared and filed all Company tax returns and reports required to be filed with governmental authorities, after review and approval by the Directors;

              5.8.4 at the reasonable expense of the Company, as soon as practicable after the end of each fiscal year of the Company, but not more than 75 days after the end of each such fiscal year, the Manager shall cause to be provided to each Member:

                        (a) all information necessary for the preparation by
                each Member of its federal income tax returns; and

                        (b) an audited financial statement of the Company for
                such fiscal year, prepared by the Company's then serving accountants, containing a balance sheet and statements of income and cash flows; and

              5.8.5 at the reasonable expense of the Company, as soon as practicable after the end of each month, but not more than 15 days after the end of each such month, the Manager shall cause to be provided to each Member an unaudited financial statement of the Company for such month, prepared by accounting personnel, containing a balance sheet and statements of income and cash flows.

        5.9 Certain Company Actions. Notwithstanding the provisions of Section 5.7.1, except as provided in or contemplated by the budget of the Company attached to this Agreement as Exhibit "C" or in any revised or subsequent budget approved in writing by the Members (in each case, an "Approved Budget"), the following actions shall not be deemed to be within the scope of the ordinary day-to-day business and operations of the Company and shall require the unanimous written approval of one-hundred percent (100%) of the Members:

              5.9.1 the sale of all or substantially all of the Company's assets or of any asset with a selling price of more than $2,500;

              5.9.2 the borrowing of money by the Company, other than accounts payable of the Company incurred in the normal course of the Company's business;

              5.9.3 the lending of Company funds to any person or entity, other than accounts receivable arising out of the normal course of the Company's business;

              5.9.4   the purchase or lease of any real property;

              5.9.5 the purchase of any personal property costing in excess of $2,500 as to any item or group of related items or the lease of any item or group of related items of personal property requiring annual lease payments in excess of $5,000 or with a term in excess of one year;

              5.9.6   the institution or settlement of any claim or litigation;

              5.9.7 any merger, business combination, joint venture or acquisition or the entry into any line of business not contemplated by Section 2.3;

              5.9.8 any commitment of funds in excess of $5,000 for any item or matter or any group of related items or matters;

              5.9.9 subject to Section 6.2, any commitment for the Company to provide services to a Client, or any commitment by the Company to obtain services, in excess of $150,000;

              5.9.10 the grant or acquisition of any license, franchise or similar right to or from (as the case may be) any Person or entity;

              5.9.11 the pledge, mortgage or encumbrance of any asset or property of the Company;

              5.9.12 the entry into any contract or commitment with any Affiliate of a Member;

              5.9.13 the selection and engagement of legal counsel;

              5.9.14 a decision to continue the business of the Company after dissolution of the Company;

               5.9.15 approval of the transfer of a Membership Interest and admission of an assignee as a Member; and

               5.9.16 an amendment to the Certificate of Formation or this Agreement.

        5.10 Permitted Expenses. Upon substantiation of the amount and purpose thereof, the Company will reimburse the Members and Directors for certain permitted expenses in accordance with the criteria listed on Exhibit "D". Expenses meeting the aforementioned criteria shall be paid without the Members' consent.


                                   ARTICLE VI
                           RESPONSIBILITIES OF MEMBERS

        6.1   Contracting Procedures and Services.

              6.1.1 Contracts with Clients. It is expected that:

                      (a) the Company will provide its services (collectively,
              "Client Services") to Clients of the Company ("Clients") principally pursuant to written contracts ("Client Contracts") with Clients; and

                      (b) for the foreseeable future, a substantial portion of
              Client Services will be performed for Clients by MSS and NCI personnel, on behalf of the Company pursuant to contracts between MSS, NCI and the Company, including the services of the Manager.

              6.1.2 Member Services. MSS will enter into an exclusive license with the Company to distribute the Disease Progression Explorer in the form of the license attached hereto as Exhibit "B" (the "License Agreement"). To the extent that any of the terms, conditions, provisions and covenants in this Agreement conflict with the terms of the License Agreement, the License Agreement shall control and prevail.

        6.2    Certain Agreements of the Members.

              6.2.1 Each Member, and its appropriate officers and employees, shall devote to the business of the Company such time and attention, and perform such services, as it reasonably determines to be necessary to fulfill its responsibilities under this Agreement. The Members shall cooperate in all aspects of the Company's business. The actual division of labor between the Members will be determined by the needs of the Company and particular Clients. The Company, with the assistance of each of the Members (as appropriate), will develop and price contract proposals to prospective Clients of the Company.

              6.2.2 NCI shall be primarily (but not exclusively) responsible for supporting the Company's sales, marketing and training, including, specifically:

                      (a) sales and marketing of all products or services of
              fered by the Company;

                      (b) preparation of collateral material to support selling
              and marketing efforts for all products and services offered by the Company;

                      (c) market research as deemed necessary;

                      (d) Client Services, including Client evaluation, needs,
              billing and collection;

                      (e) Client relations and project management, including
              participating jointly with MSS in Client projects; and

                      (f) day-to-day business operations as necessary.

              6.2.3 MSS shall be primarily (but not exclusively) responsible for supporting contract fulfillment with the Company's Clients, including specifically:

                      (a) the creation of Client versions of the Disease
              Progression Explorers for Clients of the Company;

                      (b) the creation of a demonstration version of the Disease
              Progression Explorer to be used by NCI in the marketing and sale of the Disease Progression Explorer;

                      (c) training of Clients in the use of Client versions
              pursuant to the Client Contracts;

                      (d) the facilitation of the submission of business reply
              solicitations to patients who have utilized MSS' genetic prognostics tests (assuming patient consent and the absence of the violation of any applicable laws) to further the development of the Company's Targeted Marketing Information Service; and

                      (e) assisting NCI with the project management of Client
              versions of the Disease Progression Explorer or other medical education software tools developed for the Clients of the Company.

        6.3 Confidentiality. Each Member agrees that it and its Affiliates will not, at any time while it is a Member (except in furtherance of the Company's business), directly or indirectly use, disclose or make available to anyone any confidential information concerning the Company or the other Member. Such confidential information includes (but is not limited to) computer programs (source and object codes), systems and technology; Client and prospective Client names, leads and information; information supplied by Clients to the Company in confidence; prices charged or proposed to be charged to Clients; cost information; supplier information; employee names, compensation, benefits and related data; engineering and technical data and equipment specifications; Client service requirements; information regarding equipment and facilities; the

Company's business policies and plans; and the Company's banking, financial, tax and accounting information. Confidential information does not include (a) information known to a Member or an Affiliate prior to the date of this Agreement, (b) information already known to, or readily ascertainable by, the public or which becomes known to the public other than as a result of disclosure by such Member, or (c) information required to be disclosed by law or judicial process.


                                   ARTICLE VII
                              TRANSFER OF INTERESTS

        7.1 Transfers. Except with the consent of the other Members, no Member may Transfer all, or any portion of, or any interest or rights in, the Interest owned by the Member. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members.

              7.1.1 The attempted Transfer of any portion or all of an Interest in violation of the prohibition contained in this Section 7.1 shall be deemed invalid, null and void, and of no force or effect.

              7.1.2 A transferee by operation of law shall not be entitled to any vote or role in the management of the Company. Such a transferee by operation of law shall succeed only to the economic interest of the transferring Member for purposes of distributing cash and allocating Profits or Loss.

              7.1.3 No new Member shall be admitted to the Company without the consent of all Members.


                                  ARTICLE VIII
            DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

        8.1 Events of Dissolution. The Company shall be dissolved upon the happening of the first to occur of an event specified in Section 18-801 of the Act or any of the following events:

              8.1.1 when the period fixed for its duration in Section 2.4 has expired, provided however that the parties may mutually agree to extend this period;

              8.1.2 upon the unanimous approval of all Members;

              8.1.3 subject to the provisions of Section 8.2, upon a material breach of the obligations set forth in this Agreement, including failure to meet the following agreed upon performance goals (the "Performance Goals"):

                      a) NCI agrees to seek to attain the following Performance
              Goals during the first two years of the Company's existence:

                             (i) good faith reasonable efforts to market and
                      distribute a Targeted Marketing Information Service to Clients;

                             (ii) good faith reasonable efforts to market and
                      distribute the Disease Progression Explorer to Clients;

                             (iii) meeting the financial and managerial
                      responsibilities detailed in this Agreement;

                             (iv) maintaining strong communications with
                      Clients, consistent with the level needed to continue the project;

                             (v)   [ * ]

                             (vi)  [ * ]

                             (vii) [ * ]

                      b) MSS agrees to seek to obtain the following Performance
              Goals during the first two (2) years of the Company's existence:

                             (i) good faith reasonable efforts to fulfill the terms of the License Agreement;

                             (ii) good faith reasonable efforts to fulfill the
                      terms of the Client Contracts approved by MSS; and

                             (iii) responsiveness within one business day, if
                      practicable, to NCI or Client needs for system support.

                      c) The Members agree to adjust the Performance Goals at
              the end of two (2) years after the initial market test period by mutual good faith negotiations taking into account the actual number of Client version Disease Progression Explorers distributed during the preceding two (2) year period as well the then existing potential markets, and the potential market size based Targeted Market Information Service. Such negotiations shall commence as soon as practically possible after the close of such two (2) year period, and the Members shall use their good faith efforts to conclude such negotiations within one (1) month. In the event that the Members are unable to agree in good faith on new Performance Goals, then said Performance Goals shall remain at their previous amount until the expiration of the Agreement term.


        8.2 Noticing Procedure for Failure to Meet Performance Goals. Failure to materially meet the obligations set forth in this Agreement or the Performance Goals shall be grounds for the complaining member (the "Noticing Member") to demand remedy in writing (the "Written Demand for Remedy") to the non-performing Member (the "Non-performing Member"). The Written Demand for Remedy shall be in reasonable detail. If the remedies are not made by the Non-performing Member within 30 days of the date of receipt by the Non-performing member of the Written Demand for Remedy, the Noticing Member may withdraw, as detailed below.

        8.3 Withdrawal. A Noticing Member may withdraw from the Company prior to the expiration of the term of the Company in the event of the failure of a Non-performing Member to cure a noticed failure to materially meet its obligations set forth in this Agreement or to meet a Performance Goal within the allotted time prescribed in Section 8.2. A Noticing Member that wishes to withdraw from the Company (a "Withdrawing Member") shall give at least 90 days' notice (a "Notice of Withdrawal") of its intent to withdraw to the Non-performing Member, including the effective date of the proposed withdrawal. Unless the Members otherwise agree in writing, following the giving of a Notice of Withdrawal, the Company shall be dissolved and liquidated so that the liquidation is completed by the date (not less than 90 days after the date of the Notice of Withdrawal unless otherwise agreed in writing by the Members) specified in the Notice of Withdrawal or as soon as may be practicable thereafter. If a Member shall give a Notice of Withdrawal and the other Member wishes to continue the business of the Company, the Members shall negotiate in good faith the purchase of the Interest of the Withdrawing Member by the remaining Member on terms and conditions that are satisfactory to both Members. In the event of a withdrawal by either Member, the License Agreement shall also terminate on withdrawal. The provisions of this Section 8.3 shall be the sole remedy of a Noticing Member for a breach of this Agreement by a Non-performing Member, and no Non-performing Member shall be liable to the Noticing Member for damages arising out of any such breach.

        8.4 Procedure for Winding Up and Distribution. If the Company is dissolved, the remaining Members shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then, to the Members in accordance with Section
4.4 of this Agreement. The withdrawal of a Member or the termination of the Company shall not relieve a withdrawing Member of its obligation (if any) to the Company or any Client made in connection with any Client Contract.

        8.5 Filing of Certificate of Cancellation. Upon completion of winding up the affairs of the Company, the Members shall promptly file the Certificate of Cancellation with the Secretary of State. If there are no remaining Members, such Certificate shall be filed by the last Person to be a Member; if there are no remaining Members, or last Person to be a Member, the Certificate shall be filed by the legal or personal representatives of the last Person to be a Member.

                                   ARTICLE IX
                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

        9.1 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Members shall determine the financial institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

        9.2   Maintenance of Books and Records.

              9.2.1 The Manager shall keep or cause to be kept complete and accurate books, records, and financial statements of the Company and supporting documentation of transactions with respect to the conduct of the Company's business. Such books, records, financial statements, and documents shall include but not be limited to the following:

                      (a) a current list of the full name and last known
              business or residence address of each Member, in alphabetical order, with the Contribution and the share in Profits and Losses of each Member specified in such list;

                      (b) the Certificate of Formation, including all
              amendments; and any powers of attorney under which the Certificate of Formation or amendments were executed;

                      (c) federal, state, and local income tax or information
              returns and reports, if any, for the six most recent taxable years;

                      (d) this Agreement and any amendments; and any powers of
              attorney under which this Agreement or amendments were executed;

                      (e)    financial statements for the six most recent years;

                      (f) internal books and records for the current and three
              most recent years;

                      (g) a true copy of relevant records indicating the amount, cost, and value of all property which the Company owns, claims, possesses, or controls; and

                      (h) all interests and agreements to which the Company is a party.

              9.2.2 Such books, records, and financial statements of the Company and supporting documentation shall be kept, maintained, and available at the Company's office within the State of New Jersey.

        9.3   Right to Inspect Books and Records; Receive Information.

              9.3.1 Upon the request of a Member the Company shall promptly deliver to the requesting Member at the expense of the Company a copy of this Agreement, as well as the information required to be maintained by the Company under Section 9.2.1.

              9.3.2 Each Member has the right upon request to do the following:

                      (a) to inspect and copy during normal business hours any
              of the records required to be maintained by the Company under
              Section 9.2.1 of this Agreement; and

                      (b) to obtain from the Company promptly after becoming
              available, a copy of the Company's federal, state, and local income tax or information returns for each year.

              9.3.3 The Company shall send or shall cause to be sent to each Member within 90 days after the end of each fiscal year of the Company: (i) such information as is necessary to complete federal and state income tax or information returns, and (ii) a copy of the Company's federal, state, and local income tax or information returns for the fiscal year; provided, however, that if the Company's independent public accountants determine that the Company then lacks sufficient information to prepare such tax returns, the Company may request an extension of the time to file such returns, if legally available for such returns, and notify the Members of such determination.

        9.4 Annual Accounting Period. The annual accounting period of the Company shall end on the 31st of December each year.

        9.5 Tax Matters Partner. NCI shall be the "Tax Matters Partner" for the purposes of Code Section 6231. However, all actions taken by the Tax Matters Partner shall be by mutual consent of the Members.

        9.6 Accountants. Unless the Members shall otherwise agree, the accountants for the Company shall be Kelly Massad LLP. In the event of the termination of the services of Kelly Massad LLP as the accountants for the Company, new accountants shall be selected by the unanimous consent of the Members.

        9.7 Accounting Method. The Company shall keep its accounting records in accordance with generally accepted accounting principles. The Company shall elect to be taxed as a partnership under the Internal Revenue Code of 1986, as amended. The Company shall report its income for tax purposes on such basis as the Members shall agree upon in consultation with the Company's Accountants.

                                    ARTICLE X
                               GENERAL PROVISIONS

        10.1 Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem reasonably appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

        10.2 Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by recognized overnight courier service. A notice must be addressed to a Member as follows:

                      If to NCI:
                             Nelson Communications Inc.
                             41 Madison Avenue
                             New York, NY 10010
                             Attn:  Thomas A. Moore

                      If to MSS:
                             Medical Science Systems, Inc.
                             4400 MacArthur Boulevard, Suite 980
                             Newport Beach, CA 92660-2031
                             Attn:  Paul J. White

                      If to Digisphere Inc.:
                             Digisphere Inc.
                             214 Carnegie Center
                             Princeton, NJ  08540

A notice to the Company must be addressed to the Company's principal office. All notices shall be effective upon receipt. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

        10.3 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Members with respect to its subject matter. It supersedes all prior written and oral statements among the Members, including any prior representation, statement, condition, or warranty with respect to its subject matter. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

        10.4 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

        10.5 Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

        10.6 Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

        10.7 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

        10.8 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

        10.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, including telecopied counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

        10.10 Estoppel Certificate. Each Member shall, within ten (10) days after written request by any Member, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof.

        10.11 Publicity and Reports. Each Member shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior written consent of all Members except to the extent that a particular action is required by applicable law. Consent shall not be unreasonably withheld. Notwithstanding the foregoing, unless required by law, no press release, publicity statement or other public notice shall be issued within the first six (6) months of this Agreement.

        10.12 Representations and Warranties. Each Member represents and warrants to the other Member that:

              (a) Such Member is a corporation duly organized, validly existing and in good standing under the laws of its state or organization.

              (b) All corporate action on the part of such Member necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations under this Agreement has been taken, and this Agreement constitutes a valid and legally binding obligation of such Member, enforceable in accordance with its terms.

        10.13 Creditors. The provisions of this Agreement shall not be for the benefit of, or enforceable by, any creditor of the Company. The appointment of any manager, officer or employee of the Company pursuant to this Agreement shall not give any contract rights to such officer or employee.

        10.14 Expenses. Each member shall pay its own expenses and the fees and disbursements of its counsel and accountants in connection with the preparation and negotiation of this Agreement.


        IN WITNESS WHEREOF, the parties have executed, this Agreement as of the date set forth above.

MEMBERS:

"MSS"                             "NCI"

Medical Science Systems, Inc.,    Nelson Communications Inc.,
a Texas corporation               a Delaware corporation


By:                               By:
  -------------------------          -------------------------------------
Name:    Paul J. White            Name:   Thomas A. Moore
Title:   President/Chief          Title:  President/Chief Executive Officer
         Executive Officer


Digisphere Inc.,
a Delaware corporation


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                   EXHIBIT "A"

                                LICENSE AGREEMENT

                                   EXHIBIT "B"

                                     MEMBERS


MEMBER                           PERCENTAGE          TAX ID NO.         ADDRESS
------                           ----------          ----------         -------
Medical Science Systems, Inc.        [ * ]           94-3123681         4400 MacArthur, Ste. 980
                                                                        Newport Beach, CA 92660

Nelson Communications Inc.           [ * ]           _________          41 Madison Avenue, Ste. 27
                                                                        New York, NY 10010
                                                                        Attn:  Thomas A. Moore


                                   EXHIBIT "C"

                                     BUDGET


                                (TO BE PROVIDED)

                                   EXHIBIT "D"

                           PERMITTED EXPENSE CRITERIA



1.      Development costs paid pursuant to the License Agreement.

2.      Maintenance fees to MSS.

3. Travel costs related to the creation of Client versions pursuant to Client Contracts for MSS and NCI.

4. Prorata direct expense of Manager (salary and benefits in performing services to Company).